Exhibit 99.2

PETROSHARE CORP.

Unaudited Pro Forma Condensed
Combined Financial Statements

Introduction

The following unaudited pro forma condensed combined financial statements reflect the historical financial statements of PetroShare Corp. (the “Company” or “PetroShare”) adjusted on a pro forma basis to give effect to the June 30, 2016 acquisition of certain oil and gas assets from PDC Energy, Inc. (“PDC”), including leases covering approximately 3,652 gross (1,410 net) acres of lands located in Adams County, Colorado and PDC’s interest in 35 currently producing wells (collectively, the “PDC assets”). Simultaneous with the closing, the Company’s principal lender, Providence Energy Operators, LLC (“Providence”), exercised its option under a participation agreement and acquired 50% of the interest the Company acquired in the PDC assets. The acquisition was effective April 1, 2016.

The gross purchase price for the PDC assets was $4,611,833 after a holdback allowance of $542,797 associated with certain title defects. Following Providence’s exercise of its option under the participation agreement, the net purchase price to the Company was $2,305,917. The gross purchase price may be adjusted upwards to $5,154,630 if PDC completes certain title curative actions within 90 days following closing. The purchase price is also subject to certain post-closing adjustments based on a final proration of costs and revenues from operation of the assets following the effective date. The post-closing adjustment is scheduled 90 days after the acquisition date.

The (i) unaudited pro forma condensed combined balance sheet of the Company at June 30, 2016; (ii) unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2016; and (iii) unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, have each been prepared giving effect to the acquisition of the PDC assets as if the acquisition had occurred on January 1, 2015. The unaudited combined pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

The pro forma adjustments to the unaudited historical condensed combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transaction discussed in the accompanying notes may differ from the unaudited pro forma adjustments included herein. However, PetroShare management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transaction and that the unaudited pro forma adjustments are factually supportive, give appropriate effect to the impact of the events that are directly attributable to the transaction, and reflect those items expected to have a continuing impact on the Company.

The unaudited pro forma condensed combined financial statements of the Company are not necessarily indicative of the results that would have occurred if the Company had completed the acquisition of the PDC assets on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

PetroShare Corp.

Pro Forma Condensed Combined Balance Sheet

at June 30, 2016

(unaudited)

	PetroShare Historical	PDC Assets	Pro Forma Adjustments	Pro Forma Combined
		(a)	(b)

ASSETS
Current Assets:
Cash and cash equivalents	$4,280,344	$(2,305,917)	$—	$1,974,427
Accounts receivable - joint interest billing	86,484	—	—	86,484
Accounts receivable - related party	276,094	—	—	276,094
Deferred offering costs	99,829	—	—	99,829
Prepaid expenses and other assets	121,003	—	—	121,003
Total current assets	4,863,754	(2,305,917)	—	2,557,837

Oil and Gas Properties-using successful efforts method
Unproven oil and gas properties	214	428,006	—	428,220
Proven oil and gas properties, net of impairment	2,525,286	2,513,748	—	5,039,034
Wells in progress	608,650	—	—	608,650
Less: Accumulated depletion and depreciation	(724,058)	—	(102,591)	(826,649)
Crude oil and gas properties, net	2,410,092	2,941,754	(102,591)	5,249,255

Property, plant and equipment, net	13,431	—	—	13,431
Other assets	3,851	—	—	3,851

Total Assets	$7,291,128	$635,837	$(102,591)	$7,824,374

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$494,523	$93,226	$—	$587,749
Accounts payable — working interest owners	144,181	—	—	144,181
Total current liabilities	638,704	93,226	—	731,930

Long-term debt	4,662,185	—	—	4,662,185
Asset retirement obligation	41,747	542,611	106,300	690,658
Total Liabilities	5,342,636	635,837	106,300	6,084,773

Commitments and contingencies

Shareholders’ Equity:
Preferred stock-$.01 par value: 10,000,000 shares authorized; 0 shares issued and outstanding	—	—	—	—
Common stock-$.001 par value: 100,000,000 shares authorized; 21,828,191 shares issued and outstanding	21,828	—	—	21,828
Additional paid in capital	8,937,441	—	—	8,937,441
Accumulated deficit	(7,010,777)	—	(208,891)	(7,219,668)
Total Shareholders’ Equity	1,948,492	—	(208,891)	1,739,601

Total Liabilities and Shareholders’ Equity	$7,291,128	$635,837	$(102,591)	$7,824,374

The accompanying notes are an integral part of these pro forma financial statements.

PetroShare Corp.

Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2016

(unaudited)

	PetroShare Historical	PDC Assets	Pro Forma Adjustments	Pro Forma Combined
		(c)	(b)
Revenues
Crude oil and natural gas production revenue	$—	$133,022	$—	$133,022

Costs and Expenses
Lease operating expense	5,593	106,216	—	111,809
Exploration costs	2,700	—	—	2,700
General and administrative expense	1,554,920	—	—	1,554,920
Depreciation, depletion, and amortization	4,360	—	46,079	50,439
Loss on impairment of oil and gas properties	17,039	—	—	17,039
Total Costs and Expenses	1,584,612	106,216	46,079	1,736,907

Operating Income (Loss)	(1,584,612)	26,806	(46,079)	(1,603,885)

Other Income (Expense)
Interest income	501	—	—	501
Interest expense	(56,896)	—	—	(56,896)
Net Income (Loss)	$(1,641,007)	$26,806	$(46,079)	$(1,660,280)

Net (Loss) per Common Share
Basic and Diluted	$(0.08)			$(0.08)

Weighted average number of common shares outstanding
Basic and Diluted	21,718,661			21,718,661

The accompanying notes are an integral part of these pro forma financial statements.

PetroShare Corp.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2015

(unaudited)

	PetroShare Historical	PDC Assets	Pro Forma Adjustments	Pro Forma Combined
		(c)	(b)
Revenues
Crude oil and natural gas production revenue	$1,328	$422,325	$—	$423,653

Costs and Expenses
Lease operating expense	31,909	269,193	—	301,102
Exploration costs	10,407	—	—	10,407
General and administrative expense	1,265,134	—	—	1,265,134
Depreciation, depletion, and amortization	13,921	—	69,580	83,501
Loss on impairment of oil and gas properties	154,776	—	—	154,776
Total Costs and Expenses	1,476,147	269,193	69,580	1,814,920

Operating Income (Loss)	(1,474,819)	153,132	(69,580)	(1,391,267)

Other Income (Expense)
Interest income	46	—	—	46
Interest expense	(48,602)	—	—	(48,602)
Net Income (Loss)	$(1,523,375)	$153,132	$(69,580)	$(1,439,823)

Net (Loss) per Common Share
Basic and Diluted	$(0.09)			$(0.08)

Weighted average number of common shares outstanding
Basic and Diluted	17,738,035			17,738,035

The accompanying notes are an integral part of these pro forma financial statements.

PetroShare Corp.

Notes to the Unaudited Pro Forma
Condensed Combined Financial Statements

NOTE 1 — BASIS OF PRESENTATION

See “Introduction” above for more information regarding the basis of presentation for the unaudited pro forma condensed combined financial statements.

NOTE 2 — PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations:

(a)         Adjustments to reflect the acquisition of the PDC assets, the consideration paid by the Company and to adjust to fair value where required for the assets acquired and liabilities assumed as of June 30, 2016, in accordance with FASB Topic 805, Business Combinations.

The following table reflects the fair value of the consideration transferred in exchange for the assets acquired and the liabilities assumed based on a preliminary purchase priced allocation. The purchase price is subject to certain post-closing adjustments based on a final proration of costs and revenues from operation of the assets following the effective date. The post-closing adjustment is scheduled 90 days after the acquisition date, or September 28, 2016.

Consideration:
Cash	$2,305,917
Total consideration	$2,305,917
Fair Value of Liabilities Assumed:
Current liabilities	$93,226
Asset retirement obligations	542,611
Total consideration plus liabilities assumed	$2,941,754
Fair Value of Assets Acquired:
Proved crude oil and gas properties	$2,513,748
Unproved crude oil and gas properties	428,006
Amount attributable to assets acquired	$2,941,754

(b)         Adjustments to reflect the depreciation, depletion and amortization under the successful efforts method of accounting that would have been recorded with respect to the acquired asset retirement obligations (accretion) and proved leasehold interests (depletion) had the PDC assets been acquired on January 1, 2015.

(c)          Unless otherwise noted, adjustments reflect the historical statements of revenues and direct operating expenses relating to the PDC assets for the year ended December 31, 2015 and the six months ended June 30, 2016, as included in the PDC Assets Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2015 and 2014 and for the six months ended June 30, 2016 and 2015, included as Exhibit 99.1 in this report.

NOTE 3 — UNAUDITED PRO FORMA SUPPLEMENTAL DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS

The following pro forma standardized measure of the estimated discounted net future cash flows and changes applicable to the combined proved reserves reflect the effect of income taxes. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The pro forma standardized measure of estimated discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table are the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the pro forma standardized measure of estimated discounted future net cash flow is not necessarily indicative of the fair value of the combined proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The following table provides a pro forma roll-forward of the total proved reserves for the year ended December 31, 2015, as well as pro forma proved developed and proved undeveloped reserves at the beginning and at the end of the year, as if acquisition of the PDC assets had occurred January 1, 2015 (in barrel of oil equivalent or BOE):

	PetroShare Corp. Historical				PDC Assets				Pro Forma Combined
	Oil (Bbl)	Natural Gas (Mcf)	NGL (Gallons)(1)	Total (BOE)(2)	Oil (Bbl)	Natural Gas (Mcf)	NGL (Gallons)(1)	Total (BOE)(2)	Oil (Bbl)	Natural Gas (Mcf)	NGL (Gallons)(1)	Total (BOE)(2)
Balance at January 1, 2015	159	—	—	159	378,000	2,092,300	14,588,868	1,074,071	378,159	2,092,300	14,588,868	1,074,230

Extension and Discoveries	—	—	—	—	383,500	1,574,800	24,258,024	1,223,538	383,500	1,574,800	24,258,024	1,223,538
Production	(37)	—	—	(37)	(2,201)	(62,666)	(247,671)	(18,542)	(2,238)	(62,666)	(247,671)	(18,579)
Revisions to Estimates	(122)	—	—	(122)	(20,325)	(140,628)	(11,925,777)	(327,710)	(20,447)	(140,628)	(11,925,777)	(327,832)

Balance at December 31, 2015	—	—	—	—	738,974	3,463,806	26,673,444	1,951,357	738,974	3,463,806	26,673,444	1,951,357

Proved developed reserves
January 1, 2015	159	—	—	159	26,300	627,100	2,523,780	190,907	26,459	627,100	2,523,780	191,066
December 31, 2015	—	—	—	—	18,500	517,800	2,415,420	162,310	18,500	517,800	2,415,420	162,310

Proved undeveloped reserves
January 1, 2015	—	—	—	—	351,700	1,465,200	12,065,088	883,164	351,700	1,465,200	12,065,088	883,164
December 31, 2015	—	—	—	—	720,474	2,946,006	24,258,024	1,789,047	720,474	2,946,006	24,258,024	1,789,047

(1)             Natural gas liquids (“NGL”) assumes a ratio of 42 gallons per barrel of oil (“Bbl”).

(2)             Barrel of oil equivalent (“BOE”) assumes a ratio of 6 thousand cubic feet (“MCF”) of natural gas per Bbl.

Standardized Measure of Estimated Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following table sets forth the computation of the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of estimated discounted future net cash flows of the PDC assets in accordance with ASC Topic 932, Extractive Activities—Oil and Gas (“ASC 932”), and based on estimated oil and natural gas reserve and production volumes. Future cash inflows as of December 31, 2015 were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month oil and gas prices for each month within the year ended December 31, 2015) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming the continuation of existing economic conditions. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. In accordance with the ASC 932, a discount rate of 10% is applied to the annual future net cash flows.

The prices, calculated as described above, were $50.28 per barrel of oil and $2.59 per MMBtu of natural gas at December 31, 2015. The prices were based on index prices, which have been adjusted for historical average location and quality differentials. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs resulting in net cash flow before tax. Future income tax expense was estimated based on an estimated effective tax rate of 37.5%.

The standardized measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

	PetroShare Corp. Historical	PDC Assets	Pro Forma Combined
Future Cash Inflows	$4,701	$48,130,473	$48,135,174
Future Production Costs	(2,633)	(12,404,692)	(12,407,325)
Future Development Costs	—	(15,831,775)	(15,831,775)
Future Income Taxes	—	(2,462,005)	(2,462,005)

Estimated future net cash flows	2,068	17,432,001	17,434,069

10% annual discount for estimated timing of cash flows	(2,068)	(8,591,436)	(8,593,504)

Standardized measure of estimated discounted future cash flows	$—	$8,840,565	$8,840,565

The changes in the pro forma standardized measure of estimated discounted future net cash flows for the year ended December 31, 2015 were as follows:

	PetroShare Corp. Historical	PDC Assets	Pro Forma Adjusted
Beginning of the year	$4,701	$15,025,527	$15,030,228
Sales of oil and gas produced net of production cost	(2,633)	(422,325)	(424,958)
Net change in sales prices, net of production costs	—	(1,349,758)	(1,349,758)
Extensions, discoveries and improved recoveries	—	3,915,143	3,915,143
Previously estimated development costs incurred during the period	—	—	—
Net changes in future development costs	—	(8,087,301)	(8,087,301)
Revision of previous quantity estimates	(2,068)	(847,287)	(849,355)
Accretion of discount	—	(993,735)	(993,735)
Net change in income taxes	—	1,541,966	1,541,966
Changes in timing if estimated cash flows and others	—	58,335	58,335

Standardized measure, end of year	$—	$8,840,565	$8,840,565